Exhibit 99.1

LENOX GROUP REPORTS FOURTH QUARTER AND

FULL YEAR 2006 RESULTS

EDEN PRAIRIE, Minn., March 15, 2007 -- Lenox Group Inc. (NYSE:LNX), a leading collectible, tabletop and giftware company, today reported financial results for its fourth quarter and year ended December 30, 2006. It also announced that its Annual Report on Form 10-K for that year was filed today with the Securities and Exchange Commission.

Revenues for the fourth quarter were $159.1 million compared to $176.1 million in the prior year. For the full fiscal year, revenues increased from $331.7 million to $502.5 million, primarily as a result of the full year impact of the Company’s acquisition of Lenox Incorporated, effective as of September 1, 2005 (the “Acquisition”).

For the fourth quarter, loss from continuing operations was $6.4 million, or 46 cents per share, compared with income from continuing operations of $3.6 million, or 26 cents per share in the fourth quarter of 2005. Including results from the Company’s discontinued Time to Celebrate party plan business, which was exited in the fourth quarter of 2005 and therefore reclassified as discontinued operations, net income was $2.6 million, or 19 cents per share for the fourth quarter of 2005. All earnings per share figures refer to diluted earnings per share.

For the full year in 2006, loss from continuing operations was $49.3 million in 2006 or $3.58 per share, compared to income from continuing operations of $17.4 million or $1.26 per share in 2005. Loss from continuing operations in 2006 included goodwill impairment charges of $53.9 million, net of tax, trademark impairment charges of $2.3 million, net of tax, pension curtailment and settlement gains of $9.2 million, net of tax, a gain of $0.7 million, net of tax, on the sale of the Company’s Pomona facility for net proceeds of $6.6 million, the reversal of a $1.5 million deferred tax asset valuation allowance and $0.6 million of tax expense related to the revaluation of net deferred tax assets as a result of a lower effective tax rate due to a legal entity restructuring needed to integrate the Lenox and Department 56 businesses.

In the fourth quarter, the Company recognized a goodwill impairment charge of $18.2 million, net of tax, as a result of lower projected sales and profits from the Company’s Lenox wholesale reporting unit as compared to that which was originally projected at the date of the Acquisition. This goodwill impairment related to the goodwill originally recorded as part of the Acquisition on September 1, 2005. The Company also recognized a trademark impairment charge of $2.3 million, net of tax, related to lower than projected sales of Dansk and Gorham product from that estimated at the time of the original purchase price allocation. These trademark costs were also originally recorded as part of the Acquisition.

LENOX GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2006 EARNINGS. . ./2

In the fourth quarter, the Company announced the “freezing” of its defined benefit pension plans. No future benefits will accrue under the pension plans, but pension benefits earned through December 31, 2006 will be available to legacy Lenox employees when they retire under the terms of the plan. As a result of this decision, the Company recognized a pension curtailment gain of $8.2 million, net of tax. Also, in the fourth quarter, the Company recorded a plan settlement gain of $1.0 million, net of tax, as a result of significant lump-sum cash payments made to employees from one of its defined benefit pension plans.

Also in the fourth quarter, the Company reversed a $1.5 million deferred tax asset valuation allowance that it believed was no longer needed because the capital gains generated from the assets sold in 2006 will be used to offset previously recorded capital losses. Finally, in 2006, the Company restructured its legal entities to lower its effective tax rate in the future. As a result, the Company revalued its net deferred tax assets, which resulted in an additional $0.6 million of tax expense.

Excluding the impact of the goodwill and trademark impairment charges, the pension curtailment and settlement gains, the gain on the sale of the Pomona manufacturing facility, the reversal of the deferred tax valuation allowance and the additional tax expense from the revaluation of deferred tax assets from the 2006 results, loss from continuing operations was $3.9 million in 2006, or $0.28 per share, compared to income from continuing operations of $17.4 million, or $1.26 per share, in 2005. While the Company made progress in reducing costs in 2006, the Lenox results from operations were lower than originally projected at the time of the Acquisition due to sourcing and delivery problems that delayed the shipment of product, lower sales from the Company’s largest customer due to the customer’s consolidation of acquired entities, the continued decline of fine china and the trend to casual product, higher manufacturing variances, and higher levels of excess inventory.

The change from income of $17.4 million from continuing operations in 2005 to a loss from continuing operations of $3.9 million in 2006, representing a decline of $21.3 million, was principally due to the seasonality of the acquired Lenox business and the timing of the Acquisition, higher interest expense related to the Acquisition, and the continued contraction of the legacy Department 56 business.

Performance from Continuing Operations by Business Segment

Wholesale. Fourth quarter net sales in the Wholesale segment were $89.9 million, increasing from $85.0 million in the prior year period. The increase was principally due to an increase in wholesale shipments due to the timing of receipt of product from overseas vendors. Because of delays in receiving product from overseas manufacturers in the first two quarters of fiscal 2006, the Company shipped proportionately more product in the third and fourth quarters of 2006 compared to 2005.

For the full year, segment net sales increased 52% to $330.4 million from $217.0 million in 2005, reflecting the timing impact of the Acquisition. In 2006, the Company had twelve months of Lenox activity compared to only four months of activity in 2005. Partially offsetting the increase in Lenox product sales was the decrease in legacy Department 56 product sales. Net sales of Department 56 product decreased 8% or $9.8 million principally due to the continued contraction experienced in the gift and specialty channel since 1999. Excluding the incremental sales recorded as a result of the Willitts acquisition (completed in the second quarter of 2006), net sales of Department 56 product decreased 14%, or $18.1 million.

LENOX GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2006 EARNINGS. . ./3

For the fourth quarter of 2006, income from continuing operations decreased from $17.2 million in 2005 to $4.1 million, due primarily to the goodwill impairment charges of $18.2 million recognized during the fourth quarter of 2006. For the full year, income from operations decreased $26.0 million, or 40%, from $64.3 million in 2005 to $38.3 million in 2006. The decrease was principally due to $55.3 million ($53.9 million, net of taxes) in goodwill impairment charges, partially offset by the increase in net sales and income from operations due to the timing of the Acquisition as explained above.

Retail. Fourth quarter net sales for the Retail segment decreased approximately 46%, from $58.0 million in 2005 to $31.3 million in 2006, primarily due to the effect of the planned closure of 28 Lenox retail stores in the first quarter of fiscal 2006. Net segment sales for the full year in 2006 were flat compared to the prior year ($72.4 million, compared to $72.8 million in the prior year), primarily due to the timing of the Acquisition as explained above.

Same-store sales (including stores added as a result of the Acquisition and compared against pre-acquisition results) decreased 7.7 percent for the quarter. On a full year basis, same-store sales decreased 4.0% from 2005 to 2006. Net sales from “go forward” stores increased from 2005 to 2006 as a result of reflecting twelve months of sales in 2006 compared to four months of sales in 2005.

Income from continuing operations decreased in the fourth quarter, from $17.5 million to $6.2 million, and decreased on a full year basis by $11.6 million from $19.3 million in 2005 to $7.7 million in 2006. The decreases for the full year were principally due to higher selling expenses as a result of the timing of the Acquisition as explained above.

Direct. Net sales in the Direct segment increased in the fourth quarter of 2006 by approximately 15% to $37.2 million, from $32.4 million in the fourth quarter of 2005. The increase was primarily due to higher Internet sales as a result of higher website traffic and higher direct mail sales due to the continued success of jewelry promotions. Net sales increased by $56.9 million, or 138%, from $41.1 million in 2005 to $98.0 million in 2006, principally due to the timing of the Acquisition.

Income from continuing operations increased from $7.1 million to $10.2 million in the fourth quarter of 2006, compared to the prior year period, due to the higher sales amounts explained above, and from $8.6 million in the full year of 2005 to $19.6 million in 2006, principally due to the timing of the Acquisition, as explained above.

Guidance

Due to the Company’s recent management changes and focus on an updated business plan designed to improve stockholder returns, the Company has decided to discontinue its practice of providing guidance and holding conference calls to discuss its quarterly results for the foreseeable future.

LENOX GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2006 EARNINGS. . ./4

About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Department 56, Lenox, Dansk and Gorham brand names. The company sells its products through wholesale customers who operate gift, specialty and department stores in the United States and Canada, company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

Forward-looking statements

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, the ability of Lenox Group Inc. to: (1) integrate certain Lenox and Department 56 operations ; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt under its credit facilities; (4) remain in compliance with the terms of its amended credit facilities; (5) negotiate successfully on or before April 30, 2007 amendments to its existing credit facilities, or, in the alternative, new credit agreements with other lenders; (6) successfully complete its operational improvements, including improving inventory management and making the supply chain more efficient; (7) retain key employees; (8) maintain and develop cost effective relationships with foreign manufacturing sources; (9) maintain the confidence of and service effectively key wholesale customers; (10) manage currency exchange risk and interest rate changes on the Company’s variable debt; (11) identify, hire and retain quality designers, sculptors and artistic talent to design and develop products which appeal to changing consumer preferences; and (12) manage litigation risk in a cost effective manner. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 1A in the Company’s Form 10-K for 2006 dated March 15, 2007 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

Contact:

Timothy J. Schugel

Lenox Group Inc.

Tel: 952-944-5600

LENOX GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended				52 Weeks Ended
	December 30, 2006		December 31, 2005		December 30, 2006		December 31, 2005

NET SALES	$159,065		$176,143		$502,506		$331,728
COST OF SALES	85,017	53.4%	94,140	53.4%	257,932	51.3%	172,845	52.1%

Gross Profit	74,048	46.6%	82,003	46.6%	244,574	48.7%	158,883	47.9%

Selling, general and administrative expenses	63,569	40.0%	72,056	40.9%	234,676	46.7%	126,394	38.1%
Pension curtailment & settlement gains	(14,783)	-9.3%	—	0.0%	(14,783)	-2.9%	—	0.0%
Goodwill impairment	18,195	11.4%	—	0.0%	55,269	11.0%	—	0.0%
Trademark impairment	3,743	2.4%	—	0.0%	3,743	0.7%	—	0.0%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	3,324	2.1%	9,947	5.6%	(34,331)	-6.8%	32,489	9.8%

Interest expense	4,887	3.1%	3,998	2.3%	16,697	3.3%	5,735	1.7%
Other, net	110	0.1%	2	0.0%	35	0.0%	(744)	-0.2%

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,673)	-1.1%	5,947	3.4%	(51,063)	-10.2%	27,498	8.3%

PROVISION (BENEFIT) FOR INCOME TAX	4,713	3.0%	2,312	1.3%	(1,795)	-0.4%	10,146	3.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,386)	-4.0%	3,635	2.1%	(49,268)	-9.8%	17,352	5.2%

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—		(1,017)		—		(2,182)

NET INCOME (LOSS)	$(6,386)		$2,618		$(49,268)		$15,170

INCOME (LOSS) PER SHARE – BASIC:
INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.46)		$0.27		$(3.58)		$1.27
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.07)		—		(0.16)
NET INCOME (LOSS) PER SHARE – BASIC	$(0.46)		$0.19		$(3.58)		$1.11

INCOME (LOSS) PER SHARE – ASSUMING DILUTION:
INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.46)		$0.26		$(3.58)		$1.26
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.07)		—		(0.16)
NET INCOME (LOSS) PER SHARE – ASSUMING DILUTION	$(0.46)		$0.19		$(3.58)		$1.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,775		13,702		13,749		13,669
ASSUMING DILUTION	13,775		13,729		13,749		13,752

SUPPLEMENTAL INFORMATION –
Depreciation and intangible asset amortization expense (as reported within SG&A from continuing operations)	$3,892		$4,655		$15,483		$8,332

Reclassifications - Certain reclassifications were made to the quarter ended December 31, 2005 and 52 weeks ended December 31, 2005 condensed consolidated statement of operations in order to conform to the presentation of the quarter ended December 30, 2006 and 52 weeks ended December 30, 2006 condensed consolidated statement of operations. These reclassifications had no impact on consolidated net income (loss) as previously reported.

LENOX GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	December 30, 2006	December 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$875	$1,279
Accounts receivable, net	52,059	55,563
Inventories	101,925	94,346
Deferred taxes	13,896	13,380
Income tax receivable	956	—
Other current assets	9,306	8,411
Total current assets	179,017	172,979

PROPERTY AND EQUIPMENT, net	49,471	71,428
ASSETS HELD FOR SALE	—	17,018
GOODWILL	—	53,769
TRADEMARKS	119,439	121,971
OTHER INTANGIBLES	14,135	17,037
MARKETABLE SECURITIES	2,098	2,449
OTHER ASSETS	9,637	13,277
	$373,797	$469,928

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$49,056	$10,000
Borrowings on revolving credit facility	47,510	10,468
Accounts payable	35,248	31,270
Accrued compensation and benefits payable	6,428	16,538
Income taxes payable	—	6,590
Severance and restructuring reserves	1,939	12,201
Other current liabilities	8,576	6,554
Current liabilities of discontinued operations	—	32
Total current liabilities	148,757	93,653

DEFERRED COMPENSATION OBLIGATION	2,085	2,489
PENSION OBLIGATIONS	30,664	87,014
POSTRETIREMENT OBLIGATIONS	15,853	28,560
DEFERRED TAXES	18,297	1,424
LONG-TERM DEBT	—	90,250
DEFERRED GAIN ON SALE-LEASEBACK	3,845	—
OTHER NONCURRENT LIABILITIES	12,617	4,789
STOCKHOLDERS’ EQUITY	141,679	161,749
	$373,797	$469,928

LENOX GROUP INC.

SEGMENTS OF THE COMPANY AND RELATED INFORMATION FROM CONTINUING OPERATIONS

(In thousands)

	Quarter Ended				52 Weeks Ended
	December 30, 2006		December 31, 2005		December 30, 2006		December 31, 2005
WHOLESALE:
Net sales	$89,918	100.0%	$85,038	100.0%	$330,352	100.0%	$217,009	100.0%
Gross profit	32,535	36.2%	29,143	34.3%	135,928	41.1%	90,800	41.8%
Selling expenses	10,202	11.3%	11,947	14.0%	42,324	12.8%	26,473	12.2%
Goodwill impairment	18,195	20.2%	—	0.0%	55,269	16.7%	—	0.0%
Operating income (loss) from continuing operations	4,138	4.6%	17,196	20.2%	38,335	11.6%	64,327	29.6%

RETAIL:
Net sales	$31,328	100.0%	$58,020	100.0%	$72,367	100.0%	$72,777	100.0%
Gross profit	15,698	50.1%	32,244	55.6%	40,364	55.8%	41,659	57.2%
Selling expenses	9,543	30.5%	14,780	25.5%	32,712	45.2%	22,397	30.8%
Operating (loss) income from continuing operations	6,155	19.6%	17,464	30.1%	7,652	10.6%	19,262	26.5%

DIRECT:
Net sales	$37,245	100.0%	$32,413	100.0%	$98,020	100.0%	$41,129	100.0%
Gross profit	25,240	67.8%	19,945	61.5%	66,515	67.9%	25,611	62.3%
Selling expenses	15,004	40.3%	12,822	39.6%	46,904	47.9%	16,971	41.3%
Operating income from continuing operations	10,236	27.5%	7,123	22.0%	19,611	20.0%	8,640	21.0%

CORPORATE:
Unallocated net sales	$574		$672		$1,767		$813
Unallocated general and administrative expenses	28,819		32,508		112,736		60,553
Unallocated pension curtailment and settlement gains	(14,783)		—		(14,783)		—
Unallocated trademark impairment	3,743		—		3,743		—
Loss from continuing operations	$(17,205)		$(31,836)		$(99,929)		$(59,740)

CONSOLIDATED:
Net sales	$159,065		$176,143		$502,506		$331,728
Operating income (loss) from continuing operations	3,324	2.1%	9,947	5.6%	(34,331)	-6.8%	32,489	9.8%

The Company has three reportable segments – Wholesale, Retail and Direct. Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different. The segmentation of these operations also reflects how the Company's chief executive officer (the CEO) currently reviews the results of these operations. Operating income (loss) from continuing operations for each operating segment includes specifically identifiable operating costs such as cost of sales and selling expenses. General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the corporate category. Other components of the statement of operations, which are classified below operating income (loss) from continuing operations, are also not allocated by segment. In addition, the Company does not account for or report assets, capital expenditures or certain depreciation and amortization by segment. All transactions between operating segments have been eliminated and are not included in the table above.

Reclassifications - Certain reclassifications were made to the quarter ended December 31, 2005 and 52 weeks ended Decmeber 31, 2005 segment information in order to conform to the presentation of the quarter ended Decmeber 30, 2006 and 52 weeks ended December 30, 2006. These reclassifications had no impact on consolidated net income (loss) as previously reported.